Exhibit 99.1

HEXTEND AND PENTALYTE COLLABORATION AGREEMENT BETWEEN
BIOTIME, INC. AND SUMMIT PHARMACEUTICALS INTERNATIONAL CORPORATION

     The following are the terms, under which Summit Pharmaceuticals International Corporation, a corporation having its principal place of business at Confort Yasuda Bldg. 2-9, Kanda Nishiki-cho, Chiyoda-ku, Tokyo 101-0054, Japan (“Summit”), and BioTime, Inc., a California corporation having its principal place of business at 935 Pardee Street, Berkeley, California (“BioTime”), intend to collaborate to obtain regulatory approval for the marketing, sale, and use of BioTime products, Hextend and PentaLyte, for certain human therapeutic uses in Japan.

     1. Definitions.

          (a) “Confidential Information” means any information including, but not limited to, ideas, proposals, plans, know-how, reports, drawings, designs, data, discoveries, inventions, improvements, suggestions, specifications, products, samples, components and materials relating to a Product, and all information relating to the manufacture, formulation, analysis, stability, pharmacology, toxicology, pathology, clinical data, results of clinical efficacy studies, clinical effects and indications for use of a Product which a party discloses to the other party, except any portion thereof which:

               (i) is known to the receiving party at the time of disclosure and documented by written records made prior to the date of this Agreement;

               (ii) is disclosed to the receiving party by a Third Person who has a right to make such disclosure;

               (iii) becomes patented, published or otherwise part of the public domain as a result of acts by a third party through no fault of the receiving party or any subsidiary or other affiliate of the receiving party; or

               (iv) is independently developed by the receiving party without the use of Confidential Information, as evidenced by its written records.

          (b) “Field” means the use of Hextend and PentaLyte in the treatment of hypovolemia when plasma volume expansion is desired in surgical, trauma care, or therapeutic procedures and other related or suitable diseases or conditions, but only for use at body temperatures above 12 Centigrade.

          (c) “Hextend” means 6% hetastarch in lactated electrolyte injection, in the formulation shown on Exhibit A, developed by BioTime as a proprietary plasma volume expander for the treatment of hypovolemia.

          (d) “PentaLyte” means 6% pentastarch in lactated electrolyte injection, in the formulation shown on Exhibit A, developed by BioTime as a proprietary plasma volume expander for the treatment of hypovolemia especially for use when a faster elimination of the starch component is desired and acceptable.

          (e) “Product(s)” means Hextend and PentaLyte.

          (f) “Regulatory Approval” means, with respect to each Product, any and all government approvals required to market and use that Product in the Territory.

          (g) “Territory” means Japan.

     2. Regulatory Approval For Human Therapeutic Use.

          (a) Summit will apply for Regulatory Approval of the Products for use in the Field. All applications and all laboratory and clinical studies required to obtain Regulatory Approval of each Product will be conducted by Summit in accordance with the laws of Japan. These trials will include adequate numbers of patients to gain Regulatory Approval for the indications in the Field chosen. Summit will bear all costs associated with these trials.

          (b) Summit will fund all laboratory, preclinical and clinical testing and developmental activities regarding the Products, and will pay all application filing and similar fees for purposes of obtaining and maintaining Regulatory Approvals in the Territory.

          (c) If BioTime has information concerning the Products that is required by Japan regulatory agencies for Regulatory Approval of the Products in the Field, BioTime will share that information with Summit free of charge. BioTime will only provide Summit with information that BioTime owns and has access to, or that BioTime has access to and permission from any third party owners to disclose to Summit.

          (d) Although BioTime plans to conduct additional clinical studies of PentaLyte in the United States, and may conduct additional clinical and laboratory studies of Hextend for markets other than the Territory, BioTime will not be under any obligation to conduct any further clinical trials or laboratory studies of the Products for Regulatory Approval in the Territory.

          (e) BioTime will provide Summit with quantities of the Products for use in clinical and laboratory studies required to obtain Regulatory Approval in the Territory. The price payable to BioTime for the Products so supplied shall be equal to BioTime’s cost of purchasing and delivering the Product to Summit.

          (f) BioTime will have non-exclusive access to, and use of, all clinical and laboratory study data and other data and information generated by Summit or others from the clinical testing, laboratory testing, and Regulatory Approval of the Products in the Territory.

          (g) After this Agreement is executed, BioTime will provide or make available to Summit at BioTime’s offices, BioTime’s information concerning Hextend that BioTime has agreed to share with Summit in paragraph 2(c), to the extent that Summit requests such information. Summit shall prepare a plan for obtaining Regulatory Approval of Hextend in the Territory, including but not limited to designing such clinical and laboratory studies as may be required, selecting the hospitals at which clinical studies will be conducted, selecting the physicians who will be the lead investigators for the clinical studies, and selecting the statistical analysts who will prepare reports of the outcome of the clinical studies (the “Development Plan”). The Development Plan will be based upon information obtained by Summit from BioTime and from Summit’s consultations with doctors and other medical advisors, hospital administrators, and representatives of government agencies from which Regulatory Approval must be obtained. The Development Plan will include a timetable for commencing and completing clinical trials, preparing and submitting an application for Regulatory Approval, and obtaining Regulatory Approval of Hextend in the Territory.

               (i) Within six months after this Agreement is signed by the parties, Summit shall submit the Development Plan to BioTime for BioTime’s review and approval. BioTime shall have the right to recommend or request changes to the Development Plan, but will not unreasonably delay or withhold its consent to the Development Plan.

               (ii) Summit will commence seeking Regulatory Approval of Hextend (including designing, arranging, and conducting any and all clinical and laboratory studies) promptly after the Development Plan is completed and approved by BioTime. Summit shall use commercially reasonable and diligent efforts to complete all clinical and laboratory studies and to file all applications, reports, and documents, and shall pay all filing fees and other fees required to obtain Regulatory Approval of Hextend in the Territory within the Development Plan timetable. BioTime and Summit shall agree upon a time schedule for Summit to conduct seek and obtain Regulatory Approval for PentaLyte in the Territory (including clinical and laboratory studies), but Summit shall not be obligated to commence such efforts with respect to PentaLyte until the results of BioTime’s phase II clinical study of PentaLyte in the United States have been disclosed to Summit.

               (iii) Summit shall send BioTime written progress reports every six months after the Development Plan is approved. The progress reports will summarize in reasonable detail the work performed by Summit and the results of such work under the Development Plan during the period covered. Each progress report shall include in reasonable detail any proposed changes to the Development Plan or the Development Plan timetable. Summit’s progress reports will include copies of correspondence with regulatory authorities and, to the extent available, data obtained from clinical studies. If BioTime requests additional information concerning any progress report or the actions taken by Summit under the Development Plan, Summit will provide such information within two weeks.

               (iv) Summit shall not make any changes to the Development Plan without BioTime’s consent, which consent shall not be unreasonably withheld, provided that the changes are suggested by Summit in good faith for the purpose of obtaining Regulatory Approval of Hextend in an expeditious and commercially reasonable and medically prudent manner.

               (v) Summit shall promptly notify BioTime of (A) any communication from any government authority concerning clinical trials or Regulatory Approval, and (B) any adverse outcomes in clinical trials or other developments that could reasonably warrant a change in the Development Plan or could result in a material delay in implementing or completing any aspect of the Development Plan.

     3. Manufacturing and Marketing.

          (a) BioTime and Summit shall collaborate to find an appropriate licensee to manufacture and market a Product in the Territory in the late development stages or for marketing. Summit shall inform BioTime of its wishes to commence searching together for a licensee, but in no event later than the NDA (or Japanese equivalent) filings of Hextend and PentaLyte, respectively, in the Territory.

          (b) This Agreement does not grant to Summit a license to use BioTime patents or technology to manufacture, have manufactured, market, or sell any Product. Any such licenses shall be granted only to a licensee mutually acceptable to BioTime and Summit.

     4. Patents. Summit shall cooperate with BioTime in filing patent applications in the Territory. Any patent rights to any modification of any Product or any other product or technology developed by BioTime shall belong to BioTime. Summit shall cooperate with BioTime in filing and prosecuting patent applications in BioTime’s name covering such modifications or technology. Summit shall not use any Product, any of BioTime’s technology (patented or unpatented) or any of BioTime’s Confidential Information to develop and patent (including filing for any patent protection or registration) any technology other than in the name of BioTime.

     5. Payments.

          (a) Summit will make the following payments to BioTime:

               (i) Three hundred thousand US dollars ($300,000) within ten (10) days after execution of this Agreement.

               (ii) Four hundred fifty thousand US dollars ($450,000) by April 15, 2005.

               (iii) One hundred fifty thousand US dollars ($150,000) by October 31, 2005.

          (b) The cash payment described in (i) and one-half of the cash payment described in (ii) of paragraph (a) of this Section shall be a partial reimbursement of BioTime’s development costs of Hextend. The cash payments described in (iii) and one-half of the cash payment described in (ii) of paragraph (a) of this Section shall be a partial reimbursement of BioTime’s development costs of PentaLyte.

          (c) Within ten (10) days after approving the Development Plan, BioTime shall pay Summit a one-time fee of One Hundred Thirty Thousand Dollars ($130,000) for Summit’s services in preparing the Development Plan.

     6. Revenue Sharing.

          (a) Summit may sublicense a portion of its rights for the co-development and/or marketing of the Products in the Territory, provided, that after any such sublicense (i) Summit and BioTime together retain effective power to make all decisions that, without any such sublicense, would be made by Summit and BioTime together, (ii) Summit rather than any assignee, licensee or sublicense of Summit will retain any and all power and authority that Summit may have to make any determinations and agreements, and to give or withhold any approvals, that may arise under its agreement with BioTime, such that (A) BioTime may deal directly and exclusively with Summit, (B) Summit shall not have delegated its powers and authority under its agreements with BioTime, and (C) any such determination, agreement, or approval by Summit shall be binding on its assignees, licensees or sublicensees, and (iii) BioTime retains the right and power to enforce its rights as licensor and to enforce the obligations of the licensee under any license granted by BioTime. In the event the potential co-development sublicensee requests marketing and or sale rights, as well, Summit shall inform BioTime and shall decide to appoint such sublicensee only after obtaining the consent of BioTime.

          (b) When the Products are licensed and sold in the Territory, the revenues from licensing fees, royalties, and net sales, and any other payments made for the right to co-develop with Summit, manufacture, market, or sell any of the Products in the Territory, shall be shared between BioTime and Summit as follows: 40% to BioTime and 60% to Summit. Net sales means the gross revenues from the sale of a Product, less rebates, discounts, returns, transportation costs, sales taxes and import/export duties.

          (c) BioTime will pay to Summit 8% of all net royalties actually received by BioTime from the sale of PentaLyte in the United States plus 8% of any license fees that BioTime receives in consideration of granting a license to develop, manufacture and market PentaLyte in the United States. Net royalties means royalty payments received during a calendar year, minus the following costs and expenses incurred during such calendar year: (a) all taxes assessed (other than taxes determined with reference to BioTime net income) and credits given or owed by BioTime in connection with the receipt of royalties on the sale of PentaLyte in the United States, and (b) all fees and expenses payable by BioTime to the United States Food and Drug Administration (directly or as a reimbursement of any licensee) with respect to a PentaLyte. In the case of license fees received from Hospira, Inc. based upon the combined sale of PentaLyte and Hextend, the portion of such license fee that will be deemed to be a paid on account of the sale of PentaLyte will be determined by multiplying the total license fee paid by a fraction, the numerator of which will be the total net sales of PentaLyte in the United States for the applicable period and the denominator of which shall be the total net sales of Hextend and PentaLyte in the United States for the same period.

     7. Confidentiality. Neither party shall disclose any Confidential Information received from the other party pursuant this Agreement. This obligation will continue for a period of ten (10) years after expiration or prior termination of this Agreement. Nothing contained in this Section shall be construed to restrict the parties from disclosing Confidential Information as required:

          (a) For regulatory, tax or customs reasons;

          (b) For audit purposes;

          (c) By court order or other government order or request as long as reasonable efforts have been made to assure its confidentiality or BioTime is timely notified to make such efforts; or

          (d) For using such Confidential Information as is reasonably necessary to perform acts permitted by this Agreement.

     8. Indemnification. Summit shall defend, indemnify and hold BioTime harmless against any liability, damage, loss, cost or expense, including legal fees, arising out of or resulting from any claims or lawsuits made or brought against BioTime to the extent such damage, loss, cost or expense arises out of or relates to negligence or willful misconduct of Summit or any subsidiary or third party with regard to the use, testing, storage of, or other action or omission with respect to, a Product, including the injury or death of any patient during any clinical trial conducted by or for Summit in the Territory.

     9. Termination.

          (a) Either party may terminate this Agreement as follows:

(i)	By giving to the other party sixty (60) days prior written notice following the bankruptcy or the insolvency of the other party.

(ii)	Upon the breach of any material provision of this Agreement by the other party if the breach is not cured within sixty (60) days after written notice thereof to the party in default; or

          (b) BioTime may terminate this Agreement upon sixty (60) days prior written notice at any time following Summit’s failure to use diligent efforts to achieve any one of the following milestones: (A) submitting to BioTime for approval a Development Plan that is substantially complete in all material respects within six months after the parties sign this Agreement, (B) initiating and conducting to completion clinical studies needed for Regulatory Approval of at least one Product in the Territory in accordance with the timetable included in the Development Plan approved by BioTime; or (C) obtaining Regulatory Approval of at least one Product in the Territory after the clinical studies are complete. If BioTime gives Summit notice of termination under this paragraph and Summit disputes the factual basis for terminating this Agreement, the dispute shall be resolved in the manner provided in Section 11.

          (c) Summit may terminate this Agreement at any time upon ninety (90) days prior written notice to BioTime if Summit determines that it no longer wishes to pursue obtaining Regulatory Approval of at least one Product in the Territory.

          (d) Termination, expiration, cancellation or abandonment of this Agreement through any means and for any reason shall not relieve the parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of either party with respect to any antecedent breach of any of the provisions of this Agreement, and provisions of Section 8 of this Agreement shall survive termination of this Agreement.

          (e) Upon termination of this Agreement, Summit and each of its assignees, if any, shall promptly return to BioTime all copies of BioTime’s Confidential Information, and BioTime shall return to Summit all copies of all of Summit’s Confidential Information, except that (i) BioTime shall have a right to retain and use outside the Territory all of Summit’s Confidential Information if this Agreement is terminated for any reason other than a termination by Summit under paragraph (c) above, and (ii) if Summit terminates this Agreement under paragraph (c) above, BioTime may retain and use all Summit Confidential Information inside or outside the Territory in connection with the development, Regulatory Approval, manufacture, marketing, and sale of the Products.

          (f) Upon the expiration or termination of this Agreement, Summit shall immediately cease all use of all Products and BioTime Confidential Information, and shall discontinue all laboratory and clinical testing of the Products. If Summit terminates this Agreement under paragraph (c) above, Summit shall execute all documents necessary to assign to BioTime all of Summits rights with respect to Regulatory Approval, including but not limited to all applications, approvals, and permits.

          (g) Notwithstanding the contents of paragraph (f) above, upon the occurrence of an event giving Summit the right to terminate this Agreement in accordance with paragraph (a), Summit may elect to keep this Agreement in effect, and in lieu of any other remedy that Summit might have (1) Summit shall be exempted from the remaining payments described in Section 5(a), if any, and (2) the 40% share of revenue of BioTime described in Section 6(b) shall be reduced to 20%.

     10. Governing Law. This Agreement shall be construed under and governed by California law without regard to conflicts of interest principles or the choice of law principles of California or any other jurisdiction.

     11. Dispute Resolution.

          (a) The parties recognize that bona fide disputes may arise which relate to the parties’ rights and obligations under this Agreement. The parties agree that any such dispute shall be resolved by arbitration. Arbitration shall be held in San Francisco, California according to the commercial rules of the American Arbitration Association (“AAA”) provided, however, that the parties shall be entitled to take depositions and obtain discovery as provided in California Code of Civil Procedure Section 1283.05, and the arbitrator or arbitrators shall have the powers as set forth therein. In addition, the arbitrators shall have the authority to impose sanctions for the failure or refusal of any party to permit discovery as provided in California Code of Civil Procedure Section 1283.05 or to comply with any discovery order of the arbitrators. Such sanctions against a party may include, without limitation, one or more of the following: (i) inference that facts alleged by the adverse party are true and correct; (ii) a prohibition or limitation upon the evidence that may be presented by the party being sanctioned; (iii) the entry of a default award in against the party being sanctioned and in favor of the adverse party, and (iv) the imposition or assessment of costs and attorneys’ fees against the party being sanctioned. The arbitration will be conducted by a panel of three (3) arbitrators appointed in accordance with AAA rules; provided, however, that each party shall within thirty (30) days after the institution of the arbitration proceedings appoint an arbitrator, and the two arbitrators so appointed shall select a neutral arbitrator to be the chairman of the arbitration panel, within thirty (30) days thereafter. If the arbitrators appointed by the parties are unable to select a neutral arbitrator within such thirty (30) day period, the neutral arbitrator shall be appointed in accordance with the AAA rules. All arbitrators eligible to conduct the arbitration must agree to render their opinion(s), determination(s) and award(s) within thirty (30) days after the final arbitration hearing.

          (b) Neither any individual arbitrator nor the panel of arbitrators shall have the power to award punitive damages under this Agreement, and any award of punitive damages is expressly prohibited. Decisions of the arbitrators shall be final and binding upon the parties. Judgment on the arbitration award rendered by the arbitrators may be entered in a court having jurisdiction. In any arbitration pursuant to this Agreement, the arbitrators shall apply the substantive laws of the state of California. Summit agrees to submit to the jurisdiction of the courts of the state of California.

     12. Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be an original and together which shall constitute one and the same instrument. This Agreement may be executed by facsimile or other electronic signature. If a party provides a facsimile or electronic signature, that party shall also promptly send the other party a manually signed paper copy of this Agreement.

     13. Notices. All notices given under this Agreement shall be in writing and shall be delivered personally, by facsimile confirmed by postage prepaid first-class mail, by over-night or next business day air courier, or by postage prepaid certified mail to the following addresses of the respective parties:

Summit Pharmaceuticals International Corporation Confort Yasuda Building 2-9 Kanda Nishiki-cho, Chiyoda-ku, Tokyo 101-0054 Facsimile: 81 (03) 3294-1614 Attention: President

BioTime, Inc. 935 Pardee Street Berkeley, California 94710 Facsimile: (510) 845-7914 Attention: Hal Sternberg, Vice President With copies to: Chief Financial Officer

Notices shall be effective upon receipt if personally delivered or delivered by facsimile or air courier, or on the fifth business day following the date of mailing. A party may change its address listed above by notice to the other party.

     14. Assignment; Sublicense. Neither party shall assign this Agreement or any part thereof without the prior written consent of the other party; provided, however, that without the consent of the other party (a) Summit may assign this Agreement to a wholly-owned subsidiary of Summit, but such assignment shall not relieve Summit of responsibility for the performance of all of the obligations which it assigns, (b) BioTime may assign this Agreement to a wholly owned subsidiary of BioTime, (c) BioTime may assign its rights to receive payments, and (d) BioTime may assign or sell its rights and obligations under this Agreement in connection with the transfer or sale of substantially its entire business to which this Agreement pertains or through a merger or consolidation with another company. Any permitted assignee (other than an assignee of a right to receive payments due BioTime) shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of any obligation which such party has hereunder.

     15. Entire Agreement. This Agreement and the Exhibits constitute the entire agreement between the parties concerning the subject matter hereof and supersede all written or oral prior agreements or understandings with respect thereto. No course of dealing or usage of trade shall be used to modify the terms and conditions hereof.

     16. Severability. This Agreement is subject to the restrictions, limitations, terms and conditions of all applicable laws, governmental regulations, approvals and clearances. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalid, illegal or unenforceable provision shall be modified so as to conform to the applicable requirements, and this Agreement shall be modified by the parties so as to accomplish as nearly as possible the original intention of the parties consistent with applicable laws and regulations.

     17. Waiver - Modification of Agreement. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of the party to be charged. Failure or delay by either party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

     18. Press Release. BioTime and Summit each agrees that the other party may issue a press release concerning the entering into of this Agreement, with the content of such press releases to be approved by the non-issuing party (which consent shall not be unreasonably withheld or delayed).

SUMMIT PHARMACEUTICALS		BIOTIME, INC.
INTERNATIONAL CORPORATION

By:	/s/ Masahiro Sasaki	By:	/s/ Hal Sternberg

Name:	Masahiro Sasaki	Name:	Hal Sternberg

Title:	President and CEO	Title:	V.P.; Office of the President

Date: December 24, 2004		Date: December 21, 2004

BIOTIME, INC.
AND
SUMMIT PHARMACEUTICALS INTERNATIONAL CORPORATION

EXHIBIT A

Product Formulation

Hextend and PentaLyte Formulation

Hydroxyethyl Starch 6%

Sodium Chloride 115 millimoles/liter

Magnesium Chloride Hexahydrate 0.45 millimoles/liter

Calcium Chloride Dihydrate 2.5 millimoles/liter

Potassium Chloride 3 millimoles/liter

Glucose 5 millimoles/liter

Sodium Lactate 28 millimoles/liter